                                                                       EXHIBIT 99.2

                  Contact: Larry McPherson                    Symbol: TSIC
                  Chief Financial Officer                     Traded: Nasdaq National Market
                  and Treasurer
                  Tropical Sportswear Int'l Corporation
                  Tel: (813) 249-4900
                  Fax: (813) 881-0627

                                                              FOR IMMEDIATE RELEASE

Tropical retains Merrill Lynch & Co.

TAMPA, Florida, June 2, 2003  -   Tropical Sportswear Int'l Corporation ("TSI") (Nasdaq: TSIC) announced today that its  Board  of  Directors  has  retained  Merrill Lynch & Co.  to assist the Company in the evaluation of strategic alternatives for maximizing shareholder value.

Michael Kagan, Chairman of the Board of Directors, stated "We continue to be very focused on our mission to enhance shareholder  value and  believe that the Company's current market capitalization does not reflect the true value of the business."

TSI is a designer,  producer and marketer of high-quality  branded and retailer  private  branded apparel  products that are sold to major retailers in all levels and channels of  distribution.  Primary product lines feature casual and  dress-casual  pants,  shorts,  denim jeans,  and woven and knit shirts for men, women,  boys and girls.  Major owned brands include Savane(R),  Farah(R),  Flyers(TM),  The Original Khaki Co.(R),  Bay to Bay(R),  Two Pepper(R),
Royal Palm(R),  Banana Joe(R),  and  Authentic Chino Casuals(R).   Licensed  brands include  Bill Blass(R) and  Van
Heusen(R).  Retailer national private  brands that we produce  include  Puritan(R),  Member's  Mark(R),  Sonoma(R),
Croft & Barrow(R),   St. John's Bay(R),  Charter Club(R),  Roundtree & Yorke(R),  Geoffrey Beene(R),  G.H. Bass(R),
Izod(R),  and White Stag(R).  TSI distinguishes  itself  by  providing  major  retailers with  comprehensive  brand management programs and  uses advanced technology to provide retailers with customer,  product and market analyses, apparel design, and merchandising  consulting and inventory forecasting with a focus on return on investment.